EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in this Annual
Report on Form 10-KSB of First Keystone Corporation of our report dated January 9, 1997, included in the 1996 Annual Report to
Stockholders of First Keystone Corporation.






                                /s/ J. H. Williams & Co., LLP
March 18,  1997                 J. H. Williams & Co., LLP
Kingston, Pennsylvania          Certified Public Accountants



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